SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2016

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Innovation Way Mason, Ohio	45040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2015, the Delaware Court of Chancery issued an opinion in In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL, invalidating as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc., a Delaware corporation, that permitted the removal of VAALCO’s directors by its stockholders only for cause.  The Court of Chancery held that, in the absence of a classified board or cumulative voting, VAALCO’s “only for cause” director removal provisions conflicted with Section 141(k) of the Delaware General Corporation Law (the “DGCL”) and were therefore invalid.

Article VIII, Paragraph (1) of the Second Amended and Restated Certificate of Incorporation (the “Charter”) of AtriCure, Inc., a Delaware corporation (the “Company” or “we”), and Article III, Section 3.11 of Second Amended and Restated Bylaws (the “Bylaws”) of the Company contain similar “only for cause” director removal provisions, and we do not have a classified board of directors or cumulative voting.  In light of the recent VAALCO decision, we will not attempt to enforce the foregoing director removal provisions to the extent that they purport to limit removal of directors by stockholders only for cause.  Consistent with these developments, our Board of Directors has adopted amendments to the Charter to delete provisions specifying that directors are removable only for cause.  The Charter amendment will not be effective unless it is approved by stockholders at our 2016 annual meeting of stockholders.

Effective as of February 3, 2016, we revised certain provisions of our Bylaws, including deleting Article III, Section 3.11.  In amending and restating our Bylaws (as amended and restated, the “Third Amended and Restated Bylaws”) to delete Section 3.11, we made certain other revisions and clarifications in the Third Amended and Restated Bylaws, including:

-clarifying the authority of the chairperson of meetings of stockholders regarding the conduct and procedures of such meetings (Article II, Section 2.8);

-expressly permitting written proxies to be in the form of electronic transmission (Article II, Section 2.12);

-clarifying that a director resignation may be effective at a future effective date in accordance with the DGCL (Article III, Section 3.4);

-clarifying that a director consent may be effective at a future effective date in accordance with the requirements of the DGCL (Article III, Section 3.4); and

-specifying the types of expenses we must or may, as the case may be, pay in connection with our indemnification obligations (Article IX, Sections 9.1 and 9.2).

The foregoing summary of the revisions in the Third Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated Bylaws, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Third Amended and Restated Bylaws of AtriCure, Inc. (marked against Second Amended and Restated Bylaws of AtriCure, Inc.)

3.2	Third Amended and Restated Bylaws of AtriCure, Inc. (unmarked)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated:	February 8, 2016	By:	/s/	M. Andrew Wade
M. Andrew Wade,
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)